Exhibit 10.72

AMENDMENT OF

RESTRICTED STOCK AWARD AGREEMENT

This Amendment of Restricted Stock Award Agreement is between Path 1 Network Technologies Inc. (“Path 1”) and David Carnevale (“Carnevale”) as of August 31, 2004. It amends the Restricted Stock Award Agreement between the parties dated October 23, 2003 (the “Stock Agreement”).

1. The last sentence of Section 3(b) of the Stock Agreement is amended to read in full as follows:

Should any vesting date occur on a day during a “closed window period,” where Participant would be restricted from trading Company shares, then the vesting date shall be deemed to occur two weeks immediately after the termination of such closed window period.

2. Except as expressly amended by this Amendment, the Stock Agreement remains unchanged and in full force and effect.

3. The parties acknowledge that they have the right to have been represented by legal counsel of their own choosing, and that Heller Ehrman White & McAuliffe LLP and Hayden Trubitt are representing Path 1 and are not representing Carnevale.

/S/ DAVID CARNEVALE DAVID CARNEVALE

PATH 1 NETWORK TECHNOLOGIES INC.

By:	/S/ JOHN ZAVOLI
John Zavoli, Chief Executive Officer